ENDORSEMENT APPLICABLE TO INVESTMENT OPTIONS


Effective immediately, this Endorsement amends Part II ("Investment Options"),
Part III ("Contributions and Allocations") and Part IV ("Transfers Among Investment Options") of your Contract. The terms and conditions of this Endorsement replace the terms and conditions in your Contract to the extent of any difference. In the event that a conflict exists between this Endorsement and the Contract, the terms of this Endorsement shall govern.

The term "Contract" as used in this Endorsement applies to either a Contract or Certificate.

This Endorsement is part of your Contract and the same definitions apply to the capitalized terms used herein. In this Endorsement "we", "our" and "us" mean AXA Equitable Life Insurance Company, and "you" and "your" mean the Owner.

I.   ALLOCATION OPTION CHOICES

     Unless choice is limited by an optional benefit rider attached to your Contract, you may choose to allocate amounts among the Investment Options pursuant to [Allocation Option A or Allocation Option B], as described in this Endorsement. You must give us allocation instructions that comply with the terms and conditions of this Endorsement. You may not allocate or transfer your Annuity Account Value other than as provided in the Allocation Option you choose. The Data Pages specify the Allocation Option that is applicable under your Contract and any restrictions on your choice of Allocation Options. We currently offer [Allocation Option A] and [Allocation Option B]. You may request to change from one Allocation Option to another Allocation Option we make available to you by providing us a request in the form we require. We reserve the right to limit the number Allocation Option changes you may request under your Contract.

     I. A.   [ALLOCATION OPTION A]

             You may allocate amounts among the [Variable] Investment Options and the applicable Special Dollar Cost Averaging Program under your Contract. [Any restrictions on amounts allocated to the Guaranteed Interest Option are shown in the Data Pages.] We may change the Investment Options available under [Allocation Option A] for Contributions and transfers. If such a change occurs, we will provide you advance written notice.

     I. B.   [ALLOCATION OPTION B]

             You may allocate amounts among the [Variable] Investment Options and the applicable Special Dollar Cost Averaging Program under your Contract subject to the Investment Option maximums and minimums for each Investment Option Category as set forth in the Investment Option Allocation Table below ("Category Allocation Limits"). The Allocation Table also shows the limits on allocations to Investment Options within each Category ("Investment Option Allocation


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2009GOA

             Limits"). We refer to the Category Allocation Limits and the Investment Option Allocation Limits collectively as the "Allocation Limits." The Investment Option Allocation Table below shows Allocation Limits as of your Contract Date. The current assignment of Investment Options to Investment Categories is specified in the Data Pages. We may change the Allocation Limits. If such a change occurs, we will provide you advance written notice. Any change in the Category Allocation Limits and any change in the Investment Option Allocation Limits will not affect your Contract unless you subsequently make an Investment Option transfer [or Contribution]. If such a change occurs, we may require that you revise your allocation instructions to comply with the change before we accept a transfer request [or Contribution]. Your Contract will be subject to changed Allocation Limits after such transfer [or Contribution]. [Any restrictions on amounts allocated to the Guaranteed Interest Option are shown in the Data Pages.] Parts II through IV of this Endorsement discuss the terms and conditions of [Allocation Option B].


                       INVESTMENT OPTION ALLOCATION TABLE


                        -------------------------------------------------------------------------------------
                        Minimum Allocation to         Minimum Allocation to Categories 2, 3 and 4
                        Category 1 Investment                    Investment Options: [0%]
                           Options: [20%]

                        Maximum Allocation to         Maximum Allocation to Categories 2, 3 and 4
                        Category 1 Investment                    Investment Options: [80%]
                           Options: [100%]
------------------------------------------------------------------------------------------------------------
Category ->                  Category 1          Category 2         Category 3         Category 4

                           [FIXED INCOME]          [CORE          [SMALL/MID CAP       [SPECIALTY
                                                 DIVERSIFIED         INVESTMENT        INVESTMENT
                                                 INVESTMENT           OPTIONS]          OPTIONS]
                                                  OPTIONS]
-------------------------------------------------------------------------------------------------------------
Category                   Maximum: [100%]      Maximum:[80%]      Maximum:[30%]       Maximum:[10%]
Allocation                  Minimum: [0%]       Minimum: [0%]      Minimum: [0%]       Minimum: [0%]
Limits ->
-------------------------------------------------------------------------------------------------------------
Investment              No maximum allocation    [15%] per          [15%] per           [5%] per
Option                  per Investment Option    Investment        Investment          Investment
Allocation                                         Option            Option              Option
Limits ->                                        allocation        allocation          allocation
                                                   limit             limit               limit
                                                 (maximum)         (maximum)           (maximum)
-------------------------------------------------------------------------------------------------------------


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

II.  CONTRIBUTIONS AND ALLOCATIONS

     Contributions are allocated to the Investment Options based on the instructions we have on file for your Contract. Your allocation instructions must comply with the Allocation Limits in effect on the date we received your instructions or any request to change your instructions. If we change the Allocation Limits, we may require that any Contribution after such change be allocated in accordance with the current Allocation Limits. You may change your allocation instructions for Contributions by submitting a request to the Processing Office in a form we accept.

III. TRANSFERS

     You may transfer among Investment Options within an Investment Option Category even though your Annuity Account Value in the Category on the Transaction Date of the transfer exceeds the applicable Category Allocation Limit; however, the transfer must comply with the applicable Investment Option Allocation Limit for each Investment Option to which Annuity Account Value is transferred. You may transfer between Investment Options in different Categories provided that (i) the transfer complies with the applicable Category Allocation Limit for each Investment Option Category to which Annuity Account Value is transferred, and (ii) the Annuity Account Value in the [Fixed Income] Category is not reduced below the minimum [Fixed Income] Category Allocation Limit as a result of the transfer. A transfer request does not automatically change your allocation for future Contributions and rebalancing. If you wish to change your allocation instructions on file, you must request a change that complies with the Investment Option Allocation Limitations described above, in the form we require.

IV.  REBALANCING

     The allocation of your Annuity Account Value among Investment Options is rebalanced as of the last Business Day of each quarter of your Contract Year. Rebalancing means that the Annuity Account Value in each Investment Option is reallocated in accordance with your allocation instructions on file with us. Quarterly rebalancing will first occur on the date that is three months from your Contract Date. If your Contract Date occurs on the 29th, 30th, or 31st of a month, rebalancing will be done on the first day of the following month.

V.   SPECIAL DOLLAR COST AVERAGING

     The terms and conditions applicable to Special Dollar Cost Averaging are described in the applicable Special Dollar Cost Averaging Endorsement.


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


VI.  TERMINATION OF THIS ENDORSEMENT

     We may terminate this Endorsement and the limitations provided under it at any time. If we terminate this Endorsement we will provide advance written notice to you.




AXA EQUITABLE LIFE INSURANCE COMPANY



/s/Christopher M. Condron                /s/ Karen Field Hazin

Christopher M. Condron                   Karen Field Hazin, Vice President,
President and Chief Executive Officer    Secretary and Associate General Counsel







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


ENDORSEMENT APPLICABLE TO INVESTMENT OPTION DATA PAGE -


[APPLICABLE TO [OPTION A]
-------------------------

A TOTAL OF 100% OF THE CONTRIBUTION MUST BE INVESTED IN ANY OR ALL OF THE FOLLOWING INVESTMENT OPTIONS.


[AXA Conservative Allocation
AXA Conservative-Plus Allocation
AXA Moderate Allocation
AXA Moderate-Plus Allocation
EQ/American Core Growth Allocation
EQ/American Core Allocation
EQ/American Balanced Allocation
Index Allocation Fund
EQ/Money Market]

  o  GUARANTEED INTEREST OPTION ("GIO")
     [No more than [25%] of each Contribution may be allocated to the GIO]

     [THE FOLLOWING WILL APPEAR FOR ALL ACCUMULATOR CORE AND ACCUMULATOR ELITE]
     o  [Account for Special Dollar Cost Averaging ]

     [THE FOLLOWING WILL APPEAR FOR ALL ACCUMULATOR PLUS AND ACCUMULATOR SELECT]
     o  [Account for Special Money Market Dollar Cost Averaging]  ]

[OPTION A IS NOT AVAILABLE UNDER YOUR CONTRACT]


[APPLICABLE TO [OPTION B]
-------------------------
         [CATEGORY 1 FIXED INCOME VARIABLE INVESTMENT OPTIONS]


[Multimanager Core Bond
EQ/AllianceBernstein Intermediate Gov't Securities
EQ/Quality Bond PLUS
EQ/Money Market
EQ/Long Term Bond
EQ/Short Duration Bond
U.S. Government/AAA-Rated Securities
Bond Fund]


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

         [CATEGORY 2 CORE DIVERSIFIED EQUITY VARIABLE INVESTMENT OPTIONS INVESTMENT OPTIONS]


[Multimanager Large Cap Core Equity
Multimanager Large Cap Value
AXA Aggressive Allocation
EQ/Franklin Templeton Founding Strategy
EQ/AllianceBernstein Common Stock
EQ/AllianceBernstein Large Cap Growth (RTY 1000)
EQ/Large Cap Value
EQ/Capital Guardian Research
EQ/Equity 500 Index
EQ/BlackRock Basic Value Equity
EQ/Large Cap Growth PLUS
EQ/Large Cap Core PLUS
EQ/JPMorgan Value Opportunities
EQ/T. Rowe Price Growth Stock
EQ/Boston Advisors Equity Income
EQ/UBS Growth and Income
EQ/Lord Abbett Growth and Income
EQ/Lord Abbett Large Cap Core
EQ/Oppenheimer Main Street Opportunity]

         [CATEGORY 3  SMALL/MID CAP VARIABLE INVESTMENT OPTIONS ]


[Multimanager Mid Cap Growth
Multimanager Mid Cap Value
Multimanager Small Cap Value
Multimanager Small Cap Growth
EQ/AllianceBernstein Small Cap Growth
EQ/Mid Cap 400 Index Fund (EQ/FI Mid Cap)
EQ/Small Company Index
EQ/Oppenheimer Main Street Small Cap
EQ/Mid Cap Value PLUS
Global Discovery Fund
Multimanager International Equity
EQ/AllianceBernstein International
EQ/International Core PLUS
EQ/BlackRock International Value
EQ/International Growth
EQ/Oppenheimer Global
Global Growth and Income Fund
Global Growth Fund
International Fund]


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

         [CATEGORY 4  SPECIALTY VARIABLE INVESTMENT OPTIONS]


[Multimanager Aggressive Equity
Multimanager Large Cap Growth
Multimanager Technology
EQ/Calvert Socially Responsible
EQ/Marsico Focus
EQ/Mergers and Acquisitions
EQ/Van Kampen Comstock
EQ/Templeton Growth
EQ/Capital Guardian Growth
EQ/Davis New York Venture
EQ/Russell 1000 Value Index (Legg Mason Value Equity)
EQ/Evergreen Omega
EQ/Van Kampen Mid Cap Growth
EQ/GAMCO Small Company Value
EQ/PIMCO Real Return]

  o  GUARANTEED INTEREST OPTION ("GIO")
     [No more than [25%] of each Contribution may be allocated to the GIO]

     [THE FOLLOWING WILL APPEAR FOR ALL ACCUMULATOR CORE AND ACCUMULATOR ELITE]
     o  [Account for Special Dollar Cost Averaging]

     [THE FOLLOWING WILL APPEAR FOR ALL ACCUMULATOR PLUS AND ACCUMULATOR SELECT]
     o  [Account for Special Money Market Dollar Cost Averaging] ]




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